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                                                                 EXHIBIT 23.2.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this Amendment No. 3 to Registration Statement of MeriStar Hotels & Resorts, Inc. on Form S-1 (File No. 333-49881) of our report dated January 30, 1998, except for Note 6, as to which the date is March 16, 1998, on our audits of the financial statements of AGH Leasing, L.P. and our report dated April 1, 1998, on our audits of the financial statements of American General Hospitality, Inc., included in the Report on Form 8-K dated and filed on April 17, 1998 and the Form 8-K/A filed on May 22, 1998. We also consent to the references to our firm under the caption "Experts".

                                          /s/ COOPERS & LYBRAND L.L.P.

Dallas, Texas

June 18, 1998